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                                                                     EXHIBIT 5.1

                        [MILES & STOCKBRIDGE LETTERHEAD)





                               February 9, 1995



Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

Re:    Lockheed Martin Corporation
       Registration Statement on Form S-4

Ladies and Gentlemen:

       We have acted as counsel to Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), in connection with the filing of the above-referenced Registration Statement on Form S-4 (as amended, the "Registration Statement") for the registration of 208,552,547 shares of Common Stock, par value $1.00 per share (the "Common Shares"), of the Corporation under the Securities Act of 1933, as amended (the "Act"). In this capacity, we have reviewed the Charter of the Corporation as certified by the State Department of Assessments and Taxation of the State of Maryland and all amendments or proposed amendments thereto as filed as an exhibit to the Registration Statement, the Bylaws of the Corporation and all amendments or proposed amendments thereto as filed as an exhibit to the Registration Statement, the Registration Statement including the exhibits thereto, the corporate proceedings of the Corporation relating to the authorization of the issuance of the Common Shares, and such certificates and other documents as we deemed necessary or advisable for the purpose of expressing the opinion contained herein.

       Based on the foregoing, we are of the opinion that, upon approval of the mergers of Atlantic Sub, Inc. with and into Martin Marietta Corporation and Pacific Sub, Inc. with and into Lockheed Corporation (collectively, the "Mergers") by the respective stockholders of Martin Marietta Corporation and Lockheed Corporation in accordance with the terms and conditions set forth in the Registration Statement and the filing of Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland and a Certificate of Merger with the Secretary of State of the State of Delaware and issuance
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Lockheed Martin Corporation
February 9, 1995
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and delivery of the Common Shares pursuant to the Mergers, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

       The opinion expressed in this letter is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This letter and the opinion expressed herein are being furnished to you solely for your benefit and may not be relied upon, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent.

       We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus contained therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Miles & Stockbridge,
                                            a Professional Corporation


                                          By: /s/ GLENN C. CAMPBELL
                                             ----------------------------
                                             Principal